UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2023

AETHLON MEDICAL, INC.

(Exact name of Registrant as Specified in Its Charter)

Nevada	001-37487	13-3632859
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11555 Sorrento Valley Road, Suite 203 San Diego, California	92121
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (619) 941-0360

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	AEMD	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

Resignation of Charles J. Fisher, Jr., M.D. as Director

Charles J. Fisher, Jr., M.D. has resigned from the board of directors of Aethlon Medical, Inc. (the “Company”), effective as of November 27, 2023 (the “Effective Date”).

As previously disclosed on our current report on Form 8-K, filed November 13, 2023, James B. Frakes, was appointed as Interim Chief Executive Officer of the Company, replacing Dr. Fisher, effective November 7, 2023. In connection with Dr. Fisher’s departure, in accordance with the terms of his Executive Employment Agreement with the Company, dated as of October 30, 2020 (the “Fisher Employment Agreement”), and pursuant to Dr. Fisher’s Separation Agreement with the Company, effective as of November 27, 2023 (the “Separation Agreement”), the Company will provide Dr. Fisher with (1) cash severance equivalent to twelve months of Dr. Fisher’s base salary in effect as of the Separation Date, subject to standard payroll deductions and withholdings, payable over the Company’s regular payroll schedule over the next twelve months; (2) the accelerated vesting on fifty percent (50%) of the outstanding and unvested equity awards held by Dr. Fisher that are subject to time-based vesting as of the Separation Date, which will be deemed fully vested and exercisable as of the Separation Date; and (3) reimbursement of COBRA healthcare premium costs for the same level of coverage Dr. Fisher had during his employment with the Company, until the earliest of (i) twelve months from the Effective Date, (ii) the date Dr. Fisher becomes eligible for substantially equivalent healthcare coverage through another source, or (iii) the expiration of Dr. Fisher’s eligibility for the continuation coverage. Further, and pursuant to the Separation Agreement, Dr. Fisher provided the Company with a general release of all claims, effective November 27, 2023.

The foregoing description of the Fisher Employment Agreement and the Separation Agreement is a summary only and is qualified in its entirety by reference to the full text of the Fisher Employment Agreement and the Separation Agreement. A copy of the Fisher Employment Agreement was filed as Exhibit 10.2 to Form 8-K filed on November 3, 2020, and a copy of the Separation Agreement is filed as Exhibit 10.1 to this report and incorporated herein by reference.

(e)

The information set forth in Item 5.02(b) above is incorporated by reference into this Item 5.02(e).

Item 9.01          Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Separation Agreement between the Company and Dr. Fisher, effective as of November 27, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 27, 2023	Aethlon Medical, Inc.

	By:	/s/ James B. Frakes
	Name:	James B. Frakes Interim Chief Executive Officer and Chief Financial Officer

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